PROXY
AeroCentury Corp.                                                                                                                                  This Proxy is Solicited on Behalf of
1440 Chapin Avenue, Suite 310, Burlingame, California 94010                                                                        the Board of Directors.

The undersigned hereby appoints Toni M. Perazzo and Christopher B. Tigno, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of AeroCentury Corp. (the “Company”) held of record by the undersigned on March 10, 2014, at the 2014 Annual Meeting of Stockholders of the Company to be held on May 8, 2014, or at any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS	FOR the nominees listed below	WITHHOLD AUTHORITY
	(except as marked to the contrary below)	to vote for the nominees listed below
(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list below) Roy E. Hahn Toni M. Perazzo

2.	PROPOSAL TO APPROVE, by non-binding vote, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. ☐ FOR ☐ AGAINST oABSTAIN

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP as independent auditors for the Company for the fiscal year ending December 31, 2014.

                             ☐  FOR                      ☐ AGAINST           oABSTAIN

4 .	. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS NO. 1, 2 AND 3 PLEASE TURN OVER, DATE AND SIGN REVERSE SIDE

PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSALS NO. 2 AND 3.

Please sign exactly as your name appears on the attached label. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

                                             Change of Address (if applicable):

__________________________________________________________

__________________________________________________________

SIGNATURES BELOW

 _________________________________________________________________Title, if any _______________________________________________________ Date: ______________________________

_________________________________________________________________Title, if any _______________________________________________________ Date: ______________________________
    (Sond Signature, if held jointly)